UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported)
May 27, 2008

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-50994
(Commission File Number)

88-1471870
(IRS Employer Identification Number)

2 Park Plaza
Suite 450
Irvine, California 92614
(Address of principal executive offices)

(949) 752-1100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      On May 27, 2008, the Company's Principal Officer resigned. Mr. Taras Chebountchak resigned his positions as President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary of the Company to pursue other interests. The resignation of Mr. Chebountchak as a Principal Officer of the Company is effective as of May 27, 2008.

On May 27, 2008, the Company's Board of Directors appointed Mr. Christopher A. Wilson, to the positions of Chairman of the Board, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary of the Company upon the resignation of Mr. Taras Chebountchak. The acceptance by Mr. Wilson as the Principal Officer of the Company is effective as of May 27, 2008.

On May 27, 2008, the Company's Board of Directors appointed Mr. Christopher A. Wilson as a director of the Company to fill a vacancy on the Board. Mr. Wilson's acceptance as a director and as Chairman of the Board of the Company is effective as of May 27, 2008.

Mr. Wilson also serves as outside legal counsel to the Company on certain corporate and securities matters and receives fees for such services.  As a result, Mr. Wilson is not considered to be an independent director.

Effective as of the tenth day following the Company’s filing on Schedule 14F-1, the resignation of Mr. Taras Chebountchak as a director of the Company shall be effective. Mr. Chebountchak’s resignation is a result of his desire to pursue other interests.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED (Registrant)

By:	/s/ Christopher A. Wilson
Name: Christopher A. Wilson
Title: Chairman of the Board, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer and Secretary

Date: May 28, 2008